The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

5990 Gleason Drive, Dublin, CA	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Giga-tronics Incorporated (the “Company”) announced management changes.

On February 22, 2018, the Board of the Company acted to appoint Lutz P. Henckels as Executive Vice President, effective February 23, 2018. Dr. Henckels will report to the Company’s Chief Executive Officer, John Regazzi, and will be responsible for finance and administration and fund-raising activities along with assisting Mr. Regazzi in other areas as needed. Dr. Henckels has served as a member of the Company’s Board since 2011 and will continue to serve on the Company’s Board. Dr. Henckels is a Managing Member of Alara Capital AVI II (the Company’s largest shareholder) and has over 20 years’ experience serving as Chief Executive Officer of the private and public technology companies HiQ Solar, SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation (LCRY), and HHB Systems (HHBX). Dr. Henckels is the recipient of the first John Fluke Sr. Memorial Award, along with David Packard, Joe Keithley, and Alex D’Arbeloff. The John Fluke Sr. Memorial Award was established in 1986 to honor executives who have led their companies with innovative engineering or business management. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology. He graduated Eta Kappa Nu and Tau Beta Pi, and is also a graduate of the OMP program of Harvard Business School. Dr. Henckels has also been a director of multiple publicly traded companies, including Ikos, Inframetrics, and LeCroy. Additional information on his business background appears below.

Mr. Henckels’ complete compensation has not been finalized, however, his initial base salary is $200,000 per annum. Management expects his compensation to also include equity incentives commensurate with his position with the Company and eligibility with other members of the management team to participate in any performance-based bonuses the Board may authorize.

Temi Oduozor, the Company’s Controller and Principal Accounting & Financial Officer, advised the Company on February 19, 2018, of her intention to resign her position in order to pursue another opportunity. Her resignation is effective on February 23, 2018.

As a result of Ms. Oduozor’s resignation, the Board of the Company on February 22, 2018 also approved the appointment of Dr. Henckels as Interim Chief Financial Officer and Principal Financial & Accounting Officer until such time as a permanent successor is appointed.

There were and are no family relationships among the Board and officers of the Company before or after giving effect to these changes.

Additional business background for Lutz P. Henckels. Alara Capital AVI II is one of several investment entities with which Dr. Henckels was affiliated during his tenure at Alara Capital Partners (ACP) which was a spin-out of Guggenheim Venture Partners (GVP) where he originally joined as a venture partner in 2009. During his affiliation with GVP and subsequently ACP, the firm focused primarily on undercapitalized technology companies with practices in venture capital, early stage ventures, technology spin-outs, growth equity, passive investing in technology-focused companies, and activist investing in small capitalization public technology ventures. With the exception of Alara Capital AVI II, Dr. Henckels is no longer affiliated in any formal capacity with ACP or any of its affiliated entities.

Item 9.01        Financial Statements and Exhibits

See the attached press release discussing the events described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018	GIGA-TRONICS INCORPORATED

By: /s/ John R. Regazzi John R. Regazzi Chief Executive Officer

Exhibits

99.1      Press release dated February 23, 2018 announcing senior leadership changes.